                                                                    EXHIBIT 99.1


                     Independent Accountants" Review Report


The Board of Directors and Shareholders
Foot Locker, Inc.:

We have reviewed the accompanying condensed consolidated balance sheets of Foot Locker, Inc. and subsidiaries as of August 3, 2002 and August 4, 2001, and the related condensed consolidated statements of operations and comprehensive income and cash flows for the thirteen and twenty-six week periods ended August 3, 2002 and August 4, 2001. These condensed consolidated financial statements are the responsibility of Foot Locker, Inc. management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Foot Locker, Inc. and subsidiaries as of February 2, 2002, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 13, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of February 2, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




/s/ KPMG LLP
New York, New York
August 22, 2002